                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


      We consent to the use of our report dated February 6, 1998 (except for the second paragraph of Note 1, as to which date is December 21, 1998) with respect to the financial statements of Anergen, Inc. included in the Form 8-K of Corixa Corporation dated February 12, 1999.



                                                  ERNST & YOUNG LLP

Palo Alto, California
February 12, 1999